UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1 - Indenture dated as of February 2, 2005
EX-99.1 - Registration Rights Agreement dated as of February 2, 2005
EX-99.2 - Press Release issued February 2, 2005
EX-99.3 - Updated Risk Factors

Item 1.01. Entry into a Material Definitive Agreement

     The information contained in Item 2.03 below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     As previously reported, on January 27, 2005, Open Solutions Inc. (the “Registrant”) entered into a purchase agreement (the “Agreement”), pursuant to which it agreed to sell senior subordinated convertible notes due 2035 (the “Notes”), with an aggregate principal amount at maturity of $235 million to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. The Registrant also granted to the Initial Purchasers an option, which was exercised in full, to purchase additional Notes with an aggregate principal amount at maturity of $35 million. The issue price of the Notes was $533.56 per $1,000 principal amount at maturity of Notes, which resulted in aggregate gross proceeds to the Registrant of approximately $144.1 million. The sale of the Notes was consummated on February 2, 2005. The Notes are general unsecured obligations of the Registrant and are junior to any of the Registrant’s existing and future senior indebtedness.

     The terms of the Notes are governed by an indenture between the Registrant and U.S. Bank National Association, as trustee of the Notes, dated February 2, 2005 (the “Indenture”). The Notes are convertible into shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), at an initial conversion rate of 18.3875 shares of Common Stock per $1,000 principal amount at maturity of Notes, which is equal to an initial conversion price, based on the issue price, of approximately $29.02 (subject to adjustment), only under the following circumstances: (1) if, in any immediately preceding calendar quarter, the closing price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter was more than 130% of the accreted conversion price per share of Common Stock on the last day of such preceding calendar quarter, (2) if the Notes are called for redemption by the Registrant, (3) if the Registrant is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, subject to specified exceptions, (4) if the Registrant elects to distribute to all holders of its Common Stock either (i) certain rights entitling such holders to purchase Common Stock for less than the current market price or (ii) assets, debt securities or certain rights to purchase the Registrant’s securities, which distribution has a per share value exceeding 7.5% of the closing price of the Common Stock on the day preceding the declaration date for the distribution, (5) if a change of control occurs, except, under certain circumstances where the acquirer is a public company, or (6) during the 10 trading days prior to, but not on, the maturity date of the Notes. If a change of control occurs on or prior to February 2, 2012, under certain circumstances, the Registrant will pay a make whole premium to the holders who convert their Notes during a specified period of time by increasing the conversion rate for such Notes. In lieu of delivering shares of Common Stock upon conversion of the Notes, the Registrant may elect to deliver cash or a combination of cash and shares of Common Stock.

     The Notes bear cash interest at a rate of 2.75% per year on the issue price until February 2, 2012. After that date, original issue discount will accrue on the Notes at a rate of 2.75% per year on a semi-annual bond equivalent basis. On the maturity date, a holder will receive $1,000 in cash per $1,000 principal amount at maturity of Notes.

     The Registrant has the right to redeem for cash all or a portion of the Notes at any time on or after February 2, 2012 at a price equal to the sum of the issue price and the accrued original issue discount plus accrued and unpaid cash interest and liquidated damages, if any. Holders of the Notes have the right to require the Registrant to repurchase some or all of the Notes for cash on February 2, 2012 for $533.56, on February 2, 2015 for $579.12, on February 2, 2020 for $663.86, on February 2, 2025 for $761.00 and on February 2, 2030 for $872.35, in each case, per $1,000 principal amount at maturity of Notes, and upon certain events constituting a change of control, subject to specified exceptions including an acquisition by a public company in which the Registrant may elect to provide that the Notes shall be convertible into shares of common stock of the acquirer, at a price equal to the sum of the issue price and accrued original issue discount plus accrued and unpaid cash interest and liquidated damages, if any.

     If there is an event of default on the Notes, an amount may be declared immediately due and payable, subject to certain conditions set forth in the Indenture, equal to the sum of (1) the issue price of the Notes, (2) the original issue discount on the Notes accrued through the date of the declaration, (3) accrued and unpaid cash interest and (4) liquidated damages, if any, accrued through the date of the declaration. This amount automatically becomes due and payable in the case of certain events of bankruptcy, insolvency or reorganization involving the Registrant. The following are events of default under the Notes:

•	the Registrant fails to pay principal, including accrued original issue discount, at maturity or any redemption price, purchase price or change of control repurchase price when due and payable;

•	the Registrant fails to pay any interest, including liquidated damages, if any, on the Notes when due and such failure continues for a period of 30 days;

•	the Registrant fails to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Notes and such failure continues for a period of 15 days;

•	the Registrant fails to perform or observe any of the covenants in the Notes or the Indenture for 60 days after notice;

•	default in the payment of principal when due of other indebtedness or acceleration of such other indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 25 days after written notice as provided in the Indenture;

•	the Registrant fails to provide notice to a holder of such holder’s right to require the Registrant to repurchase Notes upon a change of control; or

•	some events involving the Registrant’s bankruptcy, insolvency or reorganization.

     In connection with the offering of the Notes, the Registrant also entered into a registration rights agreement, dated as of February 2, 2005, with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-3 with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Registrant will be required to pay holders of Notes liquidated damages if it fails to register the Notes and Common Stock issuable upon conversion of the Notes within, or to keep such registration statement effective during, certain times specified in the Registration Rights Agreement. Until the effective date of such registration statement, the Notes and the shares of Common Stock issuable upon conversion of the Notes will not be registered under the Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

     The foregoing descriptions are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 99.1, respectively.

Item 8.01. Other Events

     A copy of the press release announcing the consummation of the sale of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.2.

     Updated risk factors relating to the Registrant are attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.
Date: February 4, 2005	By:	/s/ Carl D. Blandino
Carl D. Blandino
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 2, 2005, between the Registrant and U.S. Bank National Association, as Trustee

99.1	Registration Rights Agreement, dated as of February 2, 2005, among the Registrant and the initial purchasers named therein.

99.2	Press Release issued by the Registrant on February 2, 2005

99.3	Updated Risk Factors relating to the Registrant